                                   EXHIBIT 5.1

                            FREDRIKSON & BYRON, P.A.
                              4000 Pillsbury Center
                             200 South Sixth Street
                          Minneapolis, Minnesota 55402

                            Telephone: (612) 492-7000
                            Facsimile: (612) 492-7077



                                November 24, 2003

Buffalo Wild Wings, Inc.
1600 Utica Avenue South, Suite 700
Minneapolis, MN 55416

         Re:  Registration Statement on Form S-8

Ladies/Gentlemen:

         We are acting as corporate counsel to Buffalo Wild Wings, Inc. (the "Company") in connection with the original registration by the Company on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") of options and 1,292,962 shares (the "Shares") of Common Stock issuable pursuant to the Company's 2003 Equity Incentive Plan and 2003 Employee Purchase Plan (the "Plans").

         In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the
Company:

         1.       The Company's Articles of Incorporation, as amended.

         2.       The Company's Bylaws, as amended.

         3. Certain corporate resolutions adopted by the Board of Directors and shareholders of the Company pertaining to the adoption and approval of the Plans.

         4.       The Plans.

         5.       The Registration Statement.

         Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

         1. The Shares are validly authorized by the Company's Articles of Incorporation, as amended.

         2. Upon issuance and delivery of the Shares against receipt by the Company of the consideration for the Shares pursuant to the terms of the Plans, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,

                                                FREDRIKSON & BYRON, P.A.



                                                By /s/ Robert K. Ranum
                                                   Robert K. Ranum